Exhibit 15.1


Consent of Independent Registered Chartered Accountants


We consent to the use in this Registration Statement of Strategic Energy Fund on Form 20-F of our report dated June 11, 2004, appearing in the Registration Statement and the reference to us under the heading "Statements by Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP
Toronto, Canada
June 24, 2004